EXHIBIT 99.1

                                  NEWS RELEASE

               COYOTE NETWORK SYSTEMS AND HOMEACCESS MICROWEB SIGN

               MERGER AGREEMENT - PLAN TO DELIVER NEXT-GENERATION

                     INTERNET SERVICES TO LOCAL COMMUNITIES

Los Angeles, CA - May 30, 2000 - Moving to significantly expand e-commerce opportunities for merchants and consumers in local communities across the U.S., Coyote Network Systems, Inc. (NASDAQ:CYOE) and HomeAccess MicroWeb, Inc. announced today that the companies have signed a definitive agreement for HomeAccess to combine with Coyote Network Systems and begin the roll out of HomeAccess services.

Coyote Network Systems will provide the communications backbone for the nationwide deployment of the HomeAccess service beginning with installations in Seattle, Pittsburgh, Los Angeles and Houston. DQE Enterprises, Inc. (Parent - DQE:NYSE), an e-business incubator and early-stage investor in HomeAccess, will facilitate these deployments by leveraging its relationships with affiliated and non-affiliated utilities in targeted metropolitan areas. In addition, HomeAccess is in discussions with Albertson's, Inc. (NYSE:ABS), one of the nation's largest food and drug retailers with over 2,500 stores in 37 states, to process and fulfill grocery and drug orders through web appliances. HomeAccess also has an on-going smart-card-based loyalty system contract with The Macerich Company (NYSE:MAC), one of the largest regional mall operators and owners in the U.S. Macerich is exploring further leveraging this loyalty program with Internet appliances, such as those used with the HomeAccess service.

HomeAccess will deploy low-cost, easy-to-use Internet appliances, such as screen phones, in concentrated geographic markets around malls and supermarkets. Local merchants will market and sell their products and services on-line to customers that reside in the local community that they serve. The deployment of these services is anticipated to be assisted by local utility companies which are uniquely positioned to host HomeAccess community e-commerce exchanges due to their long-term, trusted relationships with virtually every household and business in their service territories and their technically sophisticated systems and employees that are accustomed to building and maintaining highly-reliable networks that are essential for the welfare of the local community.

Coyote Network Systems and HomeAccess share the vision that customer benefits and profit opportunities in e-commerce can be significantly enhanced by capitalizing on two important market characteristics. First, 80% of purchases are made within 10 miles of people's homes. Consequently, e-commerce solutions need to reinforce existing community-centric customer relationships and product delivery approaches. Second, Internet appliances, such as screen phones, are more effective shopping appliances than PC's due to their low cost and familiar user interface. As a result, higher customer penetration and usage rates can be achieved with these applications relative to traditional PC's.

The HomeAccess value proposition will be further enhanced by offering Coyote Network System's local and long distance telephone services over the screen


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phones,  as well as e-mail,  electronic bill  presentation  and payment and many other services. The Coyote Intelligent Network will allow the expansion of next generation Internet services to local communities. World-Class session security will be achieved using the latest in smart card technologies.

James R. McCullough, chief executive officer of Coyote Network Systems, Inc. stated, "We are delighted to join with DQE Enterprises and HomeAccess to radically enhance the value proposition for merchants and their local customers. We are building a truly scalable e-commerce platform that will enable customers to enjoy traditional on-line services such as e-mail coupled with non-traditional on-line services such as the ordering and paying for groceries and other goods and services from local merchants, over the telephone, using Coyote Network System's next generation network."

Jerry Conrad, chief executive officer and chairman of HomeAccess MicroWeb, Inc. commented, "In addition to local utility companies, the HomeAccess system combined with Coyote Network Systems' intelligent network, provides significant opportunities to virtually any local merchant. Regional mall operators, local newspapers, supermarkets and other merchants will now be able to offer secure Internet services to their entire customer base, not just to those customers with access to a PC. Furthermore, the HomeAccess screen phone allows consumers to transact business whenever and wherever they want from their kitchen countertop to their home office."

Thomas A. Hurkmans, president of DQE Enterprises, Inc. stated "DQE Enterprises' agreement with HomeAccess and Coyote Network Systems to build community-focused e-commerce networks extends DQE Enterprises' business of developing companies which utilize technology to increase the value of essential products and extend the business reach of utilities. We anticipate that DQE's affiliates will deploy HomeAccess screen phones to many of DQE's over one million electric, water and propane customers and 500,000 subscribers of BroadPoint Communication's FreeWay(TM) service, an advertiser-sponsored, free long-distance and on-line shopping service."

Pat Steele, executive vice president of Information Systems and Technology of Albertson's Inc. stated, "Albertson's is committed to providing the best shopping experience for its retail food and drug customers. The HomeAccess non-PC Internet appliances make sense with Albertson's PC-based Internet shopping sites, www.albertsons.com and www.sav-ondrugs.com. We believe that our customers would enjoy creating and managing shopping lists from their kitchen counters with the HomeAccess screen phone and portable barcode scanners. For example, these devices allow the customer to order the exact item they want by simply scanning the barcode on the package in their pantry. The low-cost and simplicity of the screen phone make it feasible to achieve a high penetration of on-line shoppers."

Arthur Coppola, chief executive officer of The Macerich Company commented, "The Macerich Company has the reputation for creating shopping environments that establish the local mall as the `Town Center' within each of the communities that we do business. We are currently developing with HomeAccess a smart card deployment, which will reward shoppers of our town centers with concierge, frequent shopper and commerce enabling services. Frequent shoppers of our town centers will be able to use their smart cards not only to receive member services in the mall, but also to order and pay for products and services on-line from our merchants using their existing PCs or low cost, easy-to-use Internet appliances such as screen phones. The geocentric deployment strategy of

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HomeAccess  fits well with our goal of tapping  into and  enabling  our frequent shoppers who already are spending approximately 80% of their family budget in their local communities."

Upon closing of this transaction, which is expected to occur on or before August 31, 2000, 100% of the capital stock of HomeAccess, plus an additional $7 million of cash provided by DQE Enterprises on or before closing, will be exchanged for common stock, convertible preferred stock and warrants to acquire common stock of Coyote Network Systems, making the current shareholders of HomeAccess, including DQE Enterprises, significant shareholders in Coyote Network Systems. After the close of this transaction, Jerry Conrad, Chairman and CEO of HomeAccess, will continue to be CEO of the HomeAccess division of Coyote Network Systems. The agreement provides DQE Enterprises three seats and Jerry Conrad one seat on the Coyote Network Systems' seven member board of directors. Upon closing, it is anticipated that the management of Coyote Network Systems will be restructured to better position the combined company to capitalize on these new opportunities. The transaction is subject to closing conditions, including Coyote Network Systems shareholder approval and the approval of the DQE Enterprises Board of Directors.

About HomeAccess MicroWeb, Inc.

Based in Irvine, CA, HomeAccess MicroWeb, Inc. developed the concept and software system implementation of the HomeAccess(TM) brand information and e-commerce service. HomeAccess provides the complete solution for connecting consumers to the web, including web telephone appliances and integrated peripherals, such as barcode scanners, an ATM interface Micro Browser, e-mail boxes, smart cards and Internet dial-up access. Consumers are provided with a "personal portal" to HomeAccess content and services that include messaging, news and information, financial services, bill presentation and payment, travel and entertainment, directory search, shopping and personal productivity services. For more information, visit the company's website: www.homeaccess.net, or call 1-949-588-5100.

About Coyote Network Systems, Inc.

Based in Los Angeles, CA, Coyote Network Systems, Inc. (NASDAQ:CYOE) provides international and domestic long distance as well as local service. The company is positioned to take advantage of high growth opportunities through the delivery of next generation telephony and Internet services and voice over Internet Protocol. For more information, please visit the company's website: www.cyoe.com, or call 1-310-966-9719.

About DQE Enterprises, Inc.

DQE Enterprises is a wholly-owned subsidiary of publicly traded DQE, Inc. (NYSE:DQE), a growth utility, delivering essential products, including electricity, water, gas and communications, to more than one million customers throughout the United States. DQE combines the stability of a utility with the spirit of a dot com business by applying leading-edge technology to create greater value for customers and shareholders. DQE Enterprises acquires and develops businesses involved in energy services, communications and electronic commerce. For more information, please visit the company's website: www.DQE-Enterprises.com. DQE Enterprises' BroadPoint Communications affiliate website is: www.BroadPoint.com.

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About Albertson's Inc.

Based on Boise, Idaho, Albertson's, Inc. (NYSE:ABS), is one of the largest food and drug retailers in the nation, operating over 2,500 stores in 37 states. Albertson's is an industry leader in developing on-line shopping for groceries and drugstore items through its website at www.albertsons.com. Albertson's is a founding member of the World Wide Retail Exchange, a global business-to-business entity, along with 15 other large retailers.

About The Macerich Company

The Macerich Company (NYSE:MAC) is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition and redevelopment of regional malls and community centers throughout the United States. The Company is the sole general partner and owns an 80% ownership interest in the Macerich Partnership, L.P. Macerich owns an interest in 47 regional malls and five community centers totaling over 42 million square feet. Additional information about The Macerich Company can be obtained from the Company's website at www.macerich.com.

The statements in this news release may be considered "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For more complete information, please refer to the Company's Form 10-K, Form 10-Q and other filings with the SEC.

CONTACT:

Jerry Conrad, Chairman and Chief Executive Officer
HomeAccess MicroWeb, Inc.

(949) 588-5120

Thomas A. Hurkmans, President
DQE Enterprises, Inc.
(412) 231-3787

James R. McCullough, Chief Executive Officer
Coyote Network Systems, Inc.
(310) 966-9719